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                                                                     EXHIBIT 5.1

                                  LAW OFFICES
                        MITCHELL, SILBERBERG & KNUPP LLP
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

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
 TELEPHONE:  (310) 312-2000               TRIDENT CENTER                      FILE NO:  27518-16
    FAX:  (310) 312-3785          11377 WEST OLYMPIC BOULEVARD              DOC. NO:  AEK_LOP3.WFS
                               LOS ANGELES, CALIFORNIA 90064-1683             December 12, 1996
                                     TELEPHONE:  (310) 312-2000
                                         FAX:  (310) 312-3100

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                                    December 12, 1996


WFS Financial Auto Loans, Inc.
23 Pasteur Road
Irvine, California 92618

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

             Re:      WFS Financial 1996-D Owner Trust
                      Registration Statement on Form S-1, File Number 33-99418
                      --------------------------------------------------------

Ladies and Gentlemen:

                 We are counsel for WFS Financial Auto Loans, Inc. (the "Company") in connection with the proposed offering of $545,000,000 principal amount of Auto Receivable Backed Securities consisting of four classes of Notes and one class of Certificates (the Notes and Certificates together, the "Securities") as identified in the above referenced Registration Statement to be issued by the WFS Financial 1996-D Owner Trust (the "Trust") originated by the Company. The Notes are obligations of the Trust secured by the assets of the Trust and the Certificates represent undivided interests in the assets of the Trust. The Notes are to be issued pursuant to an indenture to be dated as of December 1, 1996 between the Trust and Bankers Trust Company as the Trustee (the "Indenture"). The Certificates are to be issued pursuant to a trust agreement to be dated as of December 1, 1996 (the "Agreement") among the Company, WFS Investments, Inc., Financial Security Assurance Inc. and Chase Manhattan Bank Delaware, as Owner Trustee. The Securities are to be registered for sale pursuant to the accompanying Form S-1 Registration Statement.

                 In our capacity as counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of the legal and factual matters we deemed advisable, and have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the certificates, documents, corporate records, and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. We have relied,

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WFS Financial Auto Loans, Inc.
Securities and Exchange Commission
December 12, 1996
Page 2



without independent investigation or confirmation, upon certificates provided by public officials and officers of the Company as to certain factual matters. In the course of our examinations and investigations, we have assumed the genuineness of all signatures on original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

                 Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that:

                 The Notes, when executed and authenticated as specified in the Indenture and delivered to and paid for by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") pursuant to the underwriting agreement between the Underwriter, the Company and WFS Financial Inc (the "Underwriting Agreement"), will constitute legal, valid and binding obligations of the Trust, entitled to the benefits of the Indenture, and enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally and except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any such proceeding may be brought.

                 The Certificates have been duly authorized, and when executed and authenticated as specified in the Agreement and delivered to and paid for by the Underwriter pursuant to the Underwriting Agreement, will be legally issued, fully paid and non-assessable, and will be binding obligations of the Trust and entitled to the benefits of the Agreement.

                 We consent to the filing of this opinion with, and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.



                               Very truly yours,



                               /s/ MITCHELL, SILBERBERG & KNUPP LLP

                               MITCHELL, SILBERBERG & KNUPP LLP